BIOTECHNOLOGY SERVICE AGREEMENT

          THIS BIOTECHNOLOGY SERVICE AGREEMENT (the "Agreement"), is made as of this 1st day of July, 1994, by and between LG SEEDS, INC., 4001 North War Memorial Drive, Peoria, IL 61614, a Delaware corporation (the "Company"), and BIOCEM S.A., 24, avenue des Landais, 63170 Aubiere, France, a company organized under the laws of France, and registered in Riom, France under the Commercial Registration Number B378 710 115 ("BIOCEM").

          WHEREAS, BIOCEM participates in long-term research projects in the field of biotechnology on a worldwide basis (the
"Biotechnology Research Projects"); and

          WHEREAS, access to the results of such Biotechnology
Projects, and any related studies or recommendations performed or made by BIOCEM with respect thereto (collectively, the "Results"), would be of great value to the Company;

          NOW, THEREFORE, in consideration of the above and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

          1. Provision of Services. BIOCEM agrees to provide the following specific services to the Company (collectively, the "Specific Services"):

                  (a) With respect to BIOCEM's Biotechnology Research Projects, BIOCEM shall give access to the Company to the Results of its ongoing research activities on a yearly basis.

                  (b) With respect to scientific advice in the field of biotechnology, BIOCEM shall allow the Company's management to have access to BIOCEM's staff for advice and consultation within their area of expertise.

                  (c)  With respect to new Biotechnology Research
          Projects, the Company shall have the right to suggest and make recommendations to BIOCEM regarding strategic choices.

                  (d) With respect to marketability of Biotechnology Products and Techniques, BIOCEM shall provide its technical expertise to the Company to assess the future marketability of Biotechnology Products and Techniques.

          2. Funding, Term and Termination. For the one-year period beginning on the date of this Agreement, the Company agrees to provide funding for the Research Projects in an amount equal to the annual dollar amount set forth on Exhibit A attached hereto (the "Annual Funding Amount"). Either party may terminate this Agreement at the end of such one-year period, and at the end of any subsequent one-year period, upon thirty (30) days advance written notice. If the Agreement is not so terminated, then the Agreement shall automatically renew for a one-year period. Upon such automatic renewal, the parties agree to negotiate in good faith (i) the scope of the Results to be provided by BIOCEM and
(ii) the Annual Funding Amount to be paid by the Company (collectively, the "Renegotiated Terms") and to update Exhibit A accordingly. If the parties cannot mutually agree on such Renegotiated Terms within thirty (30) days, then the Agreement shall be automatically renewed upon the same terms as the preceding year. The Company shall pay the Annual Funding Amount to BIOCEM in four (4) quarterly installments on the last business day of each fiscal quarter.

          3. Entire Agreement. This Agreement, together with Exhibit A (as it may be amended from time to time), which shall be incorporated herein by reference, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating thereto.

          4. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party hereto may assign any of its rights hereunder without the prior written consent of the other party hereto.

          5. Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. Except as otherwise expressly provided herein, no provision hereof may be waived, amended or otherwise modified except by a written agreement signed by each party hereto. The headings of this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LG SEEDS, INC.


By:  /s/ J.C. Gouache
     Name:     J.C. Gouache
     Title:    President & Chief Operating Officer


BIOCEM S.A.


By:/s/ D. Vial
     Name:  D. Vial
  Title:  Chief Executive Officer


                                EXHIBIT A

                     BIOTECHNOLOGY SERVICE AGREEMENT



EXHIBIT A to BIOTECHNOLOGY SERVICE AGREEMENT dated July 1, 1994, is executed this 1st day of July 1994, by and between BIOCEM S.A.
and LG SEEDS, INC.

For the one-year period beginning on July 1, 1994, LG Seeds, Inc.
agrees to pay a fee (the "Annual Fee") of $30,000.00 for services rendered under the Agreement.



LG SEEDS, INC.                     BIOCEM S.A.

/s/ J.C. Gouache                          /s/ D. Vial

J.C. GOUACHE                    By        D. Vial
President and Chief Operating  Title      Chief Executive Officer
Officer